UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38445	36-4787690
(State or other jurisdiction		(IRS Employer
of incorporation)	(Commission File Number)	Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2025, Helius Medical Technologies, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Clear Street LLC (“Clear Street”) and Maxim Group LLC (“Maxim”) (each, an “Agent,” and, together, the “Agents”), as co-sales agents, pursuant to which the Company may offer and sell shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”) from time to time having an aggregate sales price of up to $92.8 million (the “Offering”).

On September 15, 2025, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under its existing shelf Registration Statement on Form S-3 (File No. 333-270433) (the “Registration Statement”) initially filed with the SEC on March 9, 2023 and declared effective on May 26, 2023, and the base prospectus contained therein. Prior to the execution of the Sales Agreement, the Company terminated the sales agreement, dated as of June 23, 2023, between the Company and Roth Capital Partners, LLC, in accordance with its terms.

Upon delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, the Agents may sell the Shares by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or any other method permitted by law, which may include negotiated transactions or block trades. The Company may sell the Shares through the Agents in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but neither it nor the Agents have an obligation to sell any of the Shares in the Offering. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or, if it does, as to the price or the amount of Shares that it sells or the dates when such sales will take place. The Company or the Agents may suspend or terminate the Offering upon notice to the other parties and subject to other conditions. The Agents will use commercially reasonable efforts basis to effect the Sales consistent with normal trading and sales practices.

The Company has agreed to pay the Agents’ commissions for their respective services in acting as agents in the sale of the Shares in the amount of up to 3.00% of the aggregate gross proceeds it receives from each sale of its Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Agents with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses incurred by the Agent in connection with execution of the Sales Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Honigman LLP, counsel to the Company, has issued an opinion relating to the validity of the Shares sold pursuant to the Offering. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares are registered pursuant to the Registration Statement and the base prospectus contained therein, and offerings for the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 8.01 Other Events.

At the special meeting of stockholders of the Company held on May 23, 2025 (the “Special Meeting”), the Company’s stockholders approved an increase in the number of authorized shares of Common Stock to up to 800,000,000 shares, among other things. The Company intends to file an amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware to increase the number of shares of Common Stock authorized to 800,000,000 shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Sales Agreement, between the Company, Clear Street LLC and Maxim Group LLC, dated as of September 15, 2025

5.1	Opinion of Honigman LLP

23.1	Consent of Honigman LLP (Contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: September 15, 2025	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary

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